Exhibit 23.5

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-3 (No. 333-223172), as amended by the Post-Effective Amendment No. 1 on Form S-3, of Healthcare Trust of America, Inc. of our report dated February 17, 2017, relating to our audits of the financial statements of HHC—Duke Realty Development, Inc. as of and for the years ended December 31, 2016 and 2015, appearing in the Joint Venture Investments Section, which is a part of such Registration Statement.

/s/ Katz, Sapper & Miller, LLP

Indianapolis, Indiana

September 5, 2019